UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2023

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Poseida Therapeutics, Inc. (the “Company”) conducted an evaluation process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee, with the assistance of the Company’s management, reviewed the qualifications, the independence and, if a firm was deemed to be qualified and independent to warrant further evaluation, the range of fees associated with their services.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 27, 2023, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

PwC’s reports on the Company’s consolidated financial statements, which were included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2022, the report included an emphasis of matter paragraph regarding the Company’s requirement for additional financing.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 27, 2023, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in PwC’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of this Current Report on Form 8-K (this “Report”) prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that PwC furnish the Company with a letter addressed to the SEC stating whether PwC agrees with the statements made by the Company in this Report and, if not, stating the respects, if any, in which PwC does not agree with such statements. A copy of the letter from PwC is filed with this Report as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 27, 2023, after conducting an auditor evaluation and selection process, the Audit Committee approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and through March 27, 2023, neither the Company nor anyone acting on its behalf consulted with EY regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission, dated March 30, 2023.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: March 30, 2023	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	General Counsel, Chief Compliance Officer & Corporate Secretary